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                                                                    EXHIBIT 99.2

                         ______________________________

                                     PROXY
                          COMMERCIAL BANCSHARES, INC.
                                 HOUSTON, TEXAS

                        Special Meeting of Shareholders
                               ____________, 2001

           This Proxy is Solicited by the Board of Directors for use
       at the Special Meeting of Shareholders on _________________, 2001
                         ______________________________

     The undersigned shareholder of Commercial Bancshares, Inc. ("Commercial") hereby constitutes and appoints ______________ and _______________, and each of them, attorneys, agents and proxies with full power of substitution, to vote the number of shares of common stock of Commercial which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Commercial to be held at _____ _.m., local time, on ____________, _____________,
2001, and at any adjournments thereof (the "Meeting"), with respect to the proposals described in the Joint Proxy Statement-Prospectus and the Notice of Special Meeting of Shareholders both dated ____________, 2001, timely receipt of which is acknowledged, in the manner specified below.

     1. Approval of the Agreement and Plan of Reorganization dated as of November 8, 2000 by and between Prosperity Bancshares, Inc. and Commercial Bancshares, Inc. (the "Agreement") pursuant to which shares of Commercial common stock will be exchanged for shares of Prosperity common stock upon the terms and subject to the conditions set forth in the Agreement as more specifically described in the Joint Proxy Statement-Prospectus.

                  [_]  For     [_]   Against   [_]   Abstain

     2. In their sole discretion on such other matters as may properly come before the Meeting or any adjournments thereof.

                  [_]  Authorized              [_]  Withhold Authority

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" Proposal 1 and with discretionary authority on all other matters that may properly come before the Meeting or any adjournments thereof.

     Please date and sign exactly as your name appears on the certificates representing your shares of common stock of Commercial. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.


                              _______________________________
                              (Signature of Shareholder)


                              _______________________________
                              (Signature of Shareholder)

                              Dated ________________, 2001


THIS PROXY IS SOLICITED ON BEHALF OF THE COMMERCIAL'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.